SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 18, 2010

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CAPITOL FEDERAL FINANCIAL

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(Exact name of Registrant as specified in its Charter)

United States                                                                000-25391                                                              48-1212142
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(State or other jurisdiction of incorporation)                   (Commission File Number)                   (IRS Employer Identification Number)

700 Kansas Avenue Topeka, Kansas 66603
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(785) 235-1341

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 18, 2010, Capitol Federal Financial (the “Company”) announced that Capitol Federal Financial, Inc., the newly-formed Maryland corporation and proposed holding company for Capitol Federal Savings Bank, has completed the subscription and community offering phase of its stock offering being conducted in connection with the second step conversion of Capitol Federal Savings Bank.  On a preliminary basis, approximately 14.3 million shares were subscribed for in the subscription and community offering.  The total number of shares sold assumes 6.8 million shares are subscribed for by the Capitol Federal Financial Employee Stock Ownership Plan, or 4% of the total number of shares being offered at the midpoint of the offering range.  The final Employee Stock Ownership Plan subscription will be 4% of the total number of shares sold.

The remaining shares are being offered in a syndicated offering, which is expected to be completed during the week of August 23, 2010.  Sandler O'Neill & Partners, L.P. is acting as sole book-running manager and Keefe, Bruyette & Woods, Inc. is acting as co-manager for the syndicated offering.  The syndicated offering is being conducted on a best-efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.

 A copy of the release is included as exhibit 99 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit 99 - Subscription Results Press Release dated August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: August 19, 2010                       By:  /s/ Kent G. Townsend

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                            Kent G. Townsend, Executive Vice-President and Chief Financial Officer